UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

RIVIERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 794-9237

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 19, 2010, Riviera Holdings Corporation (the “Registrant”), announced with great regret that William L. Westerman, the Registrant’s Chief Executive Officer (“CEO”), President and Chairman of its Board of Directors (the “Board”), passed away on Sunday, April 18, 2010.  Mr. Westerman also served as Chairman of the Board of Directors and CEO of Riviera Operating Corporation (“ROC”) and as Chairman of the Board of Directors, CEO and President of Riviera Black Hawk, both wholly owned subsidiaries of the Registrant.

(c)           On April 19, 2010, the Board announced the creation of the Office of the CEO on an interim basis, which will perform the functions of the Registrant’s Chief Executive Officer and will be jointly held by Tullio J. Marchionne, the Registrant’s Secretary and General Counsel and ROC’s Secretary and Executive Vice President; Robert A. Vannucci, the President and Chief Operating Officer of ROC; and Phillip Simons, the Registrant’s Treasurer and Chief Financial Officer (“CFO”) and ROC’s Treasurer, CFO and Vice President of Finance.  Messrs. Marchionne, Vannucci and Simons will also each continue in their current positions with the Registrant and its subsidiaries.  Effective immediately, Vincent L. DiVito, a current member of the Board, was elected Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2010	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Tullio J. Marchionne
Tullio J. Marchionne
Secretary